UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.
	(3)	Filing Party:
	(4)	Date Filed:

This Schedule 14A filing consists of the following communication relating to the proposed acquisition of Harman International Industries, Incorporated (“HARMAN”) pursuant to the terms of the Agreement and Plan of Merger, dated as of November 14, 2016, by and among HARMAN, Samsung Electronics Co., Ltd., Samsung Electronics America, Inc. and Silk Delaware, Inc.:

1. Letter to Employees Regarding HARMAN Equity Plans

November 30, 2016

Dear HARMAN Employees:

With the recent exciting news that Samsung intends to acquire HARMAN, we want to provide you with important information regarding how this transaction will impact equity awards granted under HARMAN’s 2002 Stock Option and Incentive Plan and 2012 Stock Option and Incentive Plan (collectively, the “Plans”).

The proposed transaction will constitute a “change in control” under the Plans. Please refer to the “change in control” provision of your grant agreements for additional information, which you may access via your online Schwab Equity Awards account.

Time Vested RSUs

Effective upon the closing of the proposed transaction (“Closing”), all unvested time vesting restricted stock units (“RSUs”) will become fully vested. Shortly following the Closing, you will receive an amount equal to the number of vested RSUs in your account multiplied by $112.00, the per share price to be paid to our shareholders upon completion of the transaction, less applicable taxes and other required amounts. Specific details related to disbursement of funds will be communicated shortly before the Closing.

Performance Vesting Restricted Share Units (PRSUs)

Effective upon the Closing, the unvested performance vesting restricted stock units (“PRSUs”) will vest as follows: 60% of the PRSUs will vest immediately upon the Closing and the remaining 40% will vest on a pro-rata basis. The pro-rata calculation is based on a fraction, the numerator of which is the number of days from the date of grant of the PRSU through the date of the Closing, and the denominator of which is 1,095. Shortly following the Closing, you will receive an amount equal to the number of vested PRSUs in your account multiplied by $112.00, the per share price to be paid to our shareholders upon completion of the transaction, less applicable taxes and other required amounts. Specific details related to disbursement of funds will be communicated shortly before the Closing.

Stock Options and Stock Appreciation Rights

Effective upon the Closing, all unvested stock options and stock appreciation rights (“SARs”) will become fully vested. Shortly following the Closing, you will receive an amount for your stock options and/or SARs equal to (x) the excess, if any, of $112.00, the per share price to be paid to our shareholders upon completion of the transaction, over the exercise price of each of your stock options and/or SARs, multiplied by (y) the number of shares of HARMAN common stock underlying each of your stock options and/or SARs, less applicable taxes and other required amounts. Any stock options or SARs that have an exercise price that equals or exceeds $112.00 will be cancelled for no consideration. Specific details related to disbursement of funds will be communicated shortly before the Closing.

Please be aware that if you voluntarily resign or are terminated prior to the Closing, all unvested equity awards will be immediately forfeited.

As a senior leader in the organization, you continue to play a critical role in the achievement of HARMAN’s business results this fiscal year and beyond. Your leadership will be even more impactful during the period leading up to the Closing as well as after the Closing as we must continue to focus on delivering on our commitments to our shareholders and our customers.

At this early stage we do not have information on specific compensation or benefits programs that will be in place following the Closing. We do, however, want to emphasize that HARMAN and Samsung are committed to continuing to provide a strong market competitive package. As soon as more information becomes available on potential changes to compensation or benefit programs, we will share details with you.

We are excited about the tremendous business opprtunities that this transaction will provide as well as the expanded career development opportunities for our employees. The HARMAN/Samsung combination will enable us to achieve ever greater growth and success while positioning us to better serve our customers.

Please note that the Closing remains subject to customary closing conditions, including obtaining the necessary regulatory and shareholder approvals. There is no guarantee that such approvals will be obtained, or that the other closing conditions will be satisfied.

If you have any questions or concerns, please let us know. Questions can be directed to either your Division/Country leadership team or to Paula Davis @ Paula.Davis@harman.com who is coordinating communications with John and me.

As always, thank you for your continued hard work and for sharing our optimism about the exciting road ahead.

Best regards,

Dinesh Paliwal Chairman, President & Chief Executive Officer	John Stacey EVP & Chief Human Resources Officer

Additional Information and Where to Find It

In connection with the proposed transaction, HARMAN will file with the Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, HARMAN’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. HARMAN investors and security holders may obtain a free copy of the proxy statement and other documents that HARMAN files with the SEC (when available) from the SEC’s website at www.sec.gov and the “Investors” section of www.harman.com. In addition, the proxy statement and other documents filed by HARMAN with the SEC (when available) may be obtained from HARMAN free of charge by writing to Harman International Industries, Incorporated, Attention: Corporate Secretary, 400 Atlantic Street, Suite 1500, Stamford, Connecticut 06901, or by calling (203) 328- 3500.

Participants in the Solicitation

HARMAN and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from HARMAN’s stockholders with respect to the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of such individuals in HARMAN’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016, filed with the SEC on August 11, 2016, and its definitive proxy statement for the 2016 annual meeting of stockholders, filed with the SEC on October 25, 2016. Additional information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to the transaction when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the “Investors” section of www.harman.com.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed transaction and all other statements in this communication, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. HARMAN may be subject to certain risks during the pendency of the transaction, and may not be able to complete the proposed transaction on the terms described herein or other acceptable terms or at all because of a number of factors, including without limitation (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the failure to obtain the requisite approval of HARMAN’s stockholders or the failure to satisfy the other closing conditions, (3) risks related to disruption of management’s attention from HARMAN’s ongoing business operations due to the pending transaction and (4) the effect of the announcement of the pending transaction on the ability of HARMAN to retain and hire key personnel, maintain relationships with its customers and suppliers, and maintain its operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent HARMAN’s views as of the date on which such statements were made. HARMAN anticipates that subsequent events and developments may cause their respective views to change. However, although HARMAN may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the views of HARMAN as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of HARMAN are described in the risk factors included in HARMAN filings with the SEC, including HARMAN’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016, which risk factors are incorporated herein by reference.